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Exhibit 99.01

Residual Value Obligation

Quarterly certificate for the quarter ended December 31, 2003

        The information below is being disclosed pursuant to the Residual Value Obligation Agreement dated as of April 3, 2000 between Associates First Capital Corporation and the Chase Manhattan Bank, as Trustee. Terms used and not otherwise defined herein have the meaning assigned to them in the Residual Value Agreement.

Securitization Distribution Dates during quarter:	October 15, 2003	November 17, 2003	December 15, 2003
Allocation Dates during quarter:	October 16, 2003	November 18, 2003	December 16, 2003
	Payment Date during quarter:		NA
	AFCC Amount at beginning of quarter:		$523,792,587
	Less: Correction to prior period cash flow to reflect additional self-insurance proceeds and reduced repossession expenses and incorrect balances in prior clean up files being used to calculate Interest Expense:		$24,284,212
	Adjusted AFCC Amount at the beginning of quarter:		$499,508,375
	AFCC Amount at end of quarter:		$506,277,315

On the Payment Date during the quarter:
	Accrued RVO Payment Amount as of the immediately preceding Allocation Date:		$—
	Interest accrued on Accrued RVO Payment Amount since immediately preceding Allocation Date:		$—
	Accrued RVO Payment Amount as of such Payment Date:		$—
	Number of RVO's outstanding as of the applicable record date:		N/A
	Payment per RVO:		$—

As of the first Allocation Date during the quarter:
Residual Cash Flow:
Residual Cash Flow Allocated for current period:			$11,898,425
Cumulative Residual Cash Flow not covered by allocation (to be carried forward):			$—
Excess Litigation Reserve allocated:			$—
RVO Expenses:
Residual Cash Flow allocated to RVO Expenses:			$—
Cumulative RVO Expenses not covered by allocation (to be carried forward):			$—
Litigation Expenses:
Residual Cash Flow allocated to Litigation Expenses:			$—
Cumulative Litigation Expenses not covered by allocation (to be carried forward):			$—

AFCC Amount:
AFCC Amount at end of immediately preceding Allocation Date:	$499,508,375
plus: AFCC Interest added on immediately preceding Securitization Distribution Date:	$6,243,855
less: Residual Cash Flow allocated to AFCC Amount:	$(11,898,425)
AFCC Amount after allocation:	$493,853,805
Accrued RVO Payment Amount:
Residual Cash Flow allocated to Accrued RVO Payment Amount on such Allocation Date:	$—
plus: cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most recent Payment Date on which RVO Payments were made:	$—
Accrued RVO Payment Amount on such Allocation Date:	$—

As of the second Allocation Date during the quarter:
Residual Cash Flow:
Residual Cash Flow allocated for current period:	—
Cumulative Residual Cash Flow not covered by allocation (to be carried forward):	$(488,218)
Excess Litigation Reserve allocated:	$—
RVO Expenses:
Residual Cash Flow allocated to RVO Expenses:	$—
Cumulative RVO Expenses not covered by allocation (to be carried forward):	$—
Litigation Expenses:
Residual Cash Flow allocated to Litigation Expenses:	$—
Cumulative Litigation Expenses not covered by allocation (to be carried forward):	$2,586
AFCC Amount:
AFCC Amount at end of immediately preceding Allocation Date:	$493,853,805
plus: AFCC Interest added on immediately preceding Securitization Distribution Date:	$6,173,173
less: Residual Cash Flow allocated to AFCC Amount:	$—
AFCC Amount after allocation:	$500,026,978
Accrued RVO Payment Amount:
Residual Cash Flow allocated to Accrued RVO Payment Amount on such Allocation Date:	$—
plus: cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most recent Payment Date on which RVO Payments were made:	$—
Accrued RVO Payment Amount on such Allocation Date:	$—

As of the third Allocation Date during the quarter:
Residual Cash Flow:
Residual Cash Flow allocated for current period:	—
Cumulative Residual Cash Flow not covered by allocation (to be carried forward):	$(2,490,572)
Excess Litigation Reserve allocated:	$—
RVO Expenses:
Residual Cash Flow allocated to RVO Expenses:	$—
Cumulative RVO Expenses not covered by allocation (to be carried forward):	$—
Litigation Expenses:
Residual Cash Flow allocated to Litigation Expenses:	$—
Cumulative Litigation Expenses not covered by allocation (to be carried forward):	$2,588
AFCC Amount:
AFCC Amount at end of immediately preceding Allocation Date:	$500,026,978
plus: AFCC Interest added on immediately preceding Securitization Distribution Date:	$6,250,337
less: Residual Cash Flow allocated to AFCC Amount:	$—
AFCC Amount after allocation:	$506,277,315
Accrued RVO Payment Amount:
Residual Cash Flow allocated to Accrued RVO Payment Amount on such Allocation Date:	$—
plus: cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most recent Payment Date on which RVO Payments were made:	$—
Accrued RVO Payment Amount on such Allocation Date:	$—

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Residual Value Obligation Quarterly certificate for the quarter ended December 31, 2003